EX-28.m

DISTRIBUTION PLAN OF

NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 1, 2007

Amended March 10, 2021*

Section 1. This Distribution Plan (the “Plan”) constitutes the distribution plan for the following classes of the series (each, a “Fund”) of Nationwide Variable Insurance Trust (formerly Gartmore Variable Insurance Trust) (the “Trust”):

Fund	Classes

NVIT AQR Large Cap Defensive Style Fund	Class II
NVIT Emerging Markets Fund	Class II, Class D
NVIT International Equity Fund	Class II
NVIT Multi-Manager Small Cap Growth Fund	Class II
NVIT Multi-Manager Small Company Fund	Class II
NVIT Government Bond Fund	Class II, Class P
NVIT Government Money Market Fund	Class II
NVIT Multi-Manager Small Cap Value Fund	Class II
NVIT S&P 500 Index Fund	Class II
NVIT Mid Cap Index Fund	Class II
NVIT BlackRock Equity Dividend Fund (formerly, BlackRock NVIT Equity Dividend Fund)	Class II
NVIT Investor Destinations Aggressive Fund	Class II, Class P
NVIT Investor Destinations Moderately Aggressive Fund	Class II, Class P
NVIT Investor Destinations Capital Appreciation Fund	Class II, Class P, Class Z
NVIT Investor Destinations Moderate Fund	Class II, Class P
NVIT Investor Destinations Balanced Fund	Class II, Class P
NVIT Investor Destinations Moderately Conservative Fund	Class II, Class P
NVIT Investor Destinations Conservative Fund	Class II, Class P
NVIT American Funds Growth Fund (formerly, American Funds NVIT Growth Fund)	Class II
NVIT American Funds Global Growth Fund (formerly, American Funds NVIT Global Growth Fund)	Class II
NVIT American Funds Asset Allocation Fund (formerly, American Funds NVIT Asset Allocation Fund)	Class II, Class P
NVIT American Funds Bond Fund (formerly, American Funds NVIT Bond Fund)	Class II
NVIT American Funds Growth-Income Fund (formerly, American Funds NVIT Growth-Income Fund)	Class II, Class P
NVIT Bond Index Fund	Class II
NVIT Small Cap Index Fund	Class II
NVIT International Index Fund	Class II, Class VIII
NVIT Jacobs Levy Large Cap Growth Fund	Class II
NVIT Wells Fargo Discovery Fund	Class II

DISTRIBUTION PLAN OF

NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 1, 2007

Amended March 10, 2021*

NVIT AllianzGI International Growth Fund	Class II
NVIT Core Bond Fund	Class II, Class P
NVIT Core Plus Bond Fund	Class II, Class P
NVIT Newton Sustainable U.S. Equity Fund	Class II
NVIT Neuberger Berman Multi Cap Opportunities Fund (formerly, Neuberger Berman NVIT Multi Cap Opportunities Fund)	Class II
NVIT Real Estate Fund	Class II
NVIT Blueprint Conservative Fund	Class II
NVIT Blueprint Moderately Conservative Fund	Class II
NVIT Blueprint Balanced Fund	Class II
NVIT Blueprint Moderate Fund	Class II
NVIT Blueprint Capital Appreciation Fund	Class II
NVIT Blueprint Moderately Aggressive Fund	Class II
NVIT Blueprint Aggressive Fund	Class II
NVIT Multi-Manager Mid Cap Value Fund	Class II
NVIT Short Term Bond Fund	Class II, Class P
NVIT Columbia Overseas Value Fund	Class II, Class Z
NVIT Mellon Dynamic U.S. Core Fund	Class II, Class P
NVIT Mellon Dynamic U.S. Equity Income Fund	Class II, Class Z
NVIT Blueprint Managed Growth Fund	Class II
NVIT Blueprint Managed Growth & Income Fund	Class II
NVIT Investor Destinations Managed Growth Fund	Class II
NVIT Investor Destinations Managed Growth & Income Fund	Class II
NVIT Managed American Funds Asset Allocation Fund	Class II, Class Z
NVIT Managed American Funds Growth-Income Fund	Class II
NVIT BlackRock Managed Global Allocation Fund (formerly, BlackRock NVIT Managed Global Allocation Fund)	Class II
NVIT DoubleLine Total Return Tactical Fund (formerly, DoubleLine NVIT Total Return Tactical Fund)	Class II
NVIT iShares® Fixed Income ETF Fund	Class II
NVIT iShares® Global Equity ETF Fund	Class II
NVIT J.P. Morgan MozaicSM Multi-Asset Fund	Class II
NVIT J.P. Morgan U.S. Equity Fund (formerly, NVIT J.P. Morgan Disciplined Equity Fund)	Class II
NVIT S&P 500® 1-Year Buffer Fund Jan	Class II
NVIT S&P 500® 1-Year Buffer Fund Feb	Class II
NVIT S&P 500® 1-Year Buffer Fund Mar	Class II
NVIT S&P 500® 1-Year Buffer Fund Apr	Class II
NVIT S&P 500® 1-Year Buffer Fund May	Class II

DISTRIBUTION PLAN OF

NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 1, 2007

Amended March 10, 2021*

NVIT S&P 500® 1-Year Buffer Fund June	Class II
NVIT S&P 500® 1-Year Buffer Fund July	Class II
NVIT S&P 500® 1-Year Buffer Fund Aug	Class II
NVIT S&P 500® 1-Year Buffer Fund Sep	Class II
NVIT S&P 500® 1-Year Buffer Fund Oct	Class II
NVIT S&P 500® 1-Year Buffer Fund Nov	Class II
NVIT S&P 500® 1-Year Buffer Fund Dec	Class II
NVIT S&P 500® 5-Year Buffer Fund Q1	Class II
NVIT S&P 500® 5-Year Buffer Fund Q2	Class II
NVIT S&P 500® 5-Year Buffer Fund Q3	Class II
NVIT S&P 500® 5-Year Buffer Fund Q4	Class II

*	As approved by the Board of Trustees at its meeting held on December 16-18, 2020.

The Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).

Section 2. Subject to the limitations on the payment of asset-based sales charges set forth in Section 2341 of the Financial Industry Regulatory Authority (“FINRA”) rules, the Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

(a)	25 basis points (0.25%) of the average daily net assets of the Class II shares of each of the Funds, all of which will be considered a distribution fee.

(b)	25 basis points (0.25%) of the average daily net assets of the Class P shares of each Fund offering Class P shares, all of which will be considered a distribution fee.

(c)	25 basis points (0.25%) of the average daily net assets of the Class D shares of NVIT Emerging Markets Fund, all of which will be considered a distribution fee.

(d)	40 basis points (0.40%) of the average daily net assets of the Class VIII shares of NVIT International Index Fund, all of which will be considered a distribution fee.

(e)	25 basis points (0.25%) of the average daily net assets of the Class Z shares of the Funds, all of which will be considered a distribution fee.

DISTRIBUTION PLAN OF

NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 1, 2007

Amended March 10, 2021*

These fees will be paid to Nationwide Fund Distributors LLC (the “Underwriter”) for activities or expenses primarily intended to result in the sale or servicing of Fund shares. Distribution fees may be paid to an Underwriter, to an insurance company or its eligible affiliates for distribution activities related to the indirect marketing of the Funds to the owners of variable insurance contracts (“contract owners”), or to any other eligible institution. As described above, a distribution fee may be paid pursuant to the Plan for services including, but not limited to:

(i)

Underwriter services including (1) distribution personnel compensation and expenses, (2) overhead, including office, equipment and computer expenses, supplies and travel, (3) procurement of information, analysis and reports related to marketing and promotional activities and (4) expenses related to marketing and promotional activities;

(ii)	Printed documents including (1) fund prospectuses, statements of additional information and reports for prospective contract owners and (2) promotional literature regarding the Fund;

(iii)	Wholesaling services by the Underwriter or the insurance company including (1) training, (2) seminars and sales meetings and (3) compensation;

(iv)

Life insurance company distribution services including (1) fund disclosure documents and reports (2) variable insurance marketing materials, (3) Fund sub-account performance figures, (4) assisting prospective contract owners with enrollment matters, (5) compensation to the salesperson of the variable insurance contract and (6) providing other reasonable help with the distribution of Fund shares to life insurance companies; and

(v)	Life insurance company contract owner support.

No provision of the Plan shall be interpreted to prohibit any payments by a Fund with respect to shares of such Fund during periods when the Fund has suspended or otherwise limited sales of such shares.

Section 3. This Plan shall not take effect until it has been approved by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each of the Funds, if adopted after any public offering of such shares, and by the vote of the Board of Trustees of the Trust, as described in Section 4 of the Plan.

DISTRIBUTION PLAN OF

NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 1, 2007

Amended March 10, 2021*

Section 4. This Plan shall not take effect with respect to a class of a Fund until it has been approved, together with any related agreements, by votes of the majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to this Plan (the “Rule 12b-1 Trustees”), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

Section 5. Unless sooner terminated pursuant to Section 7 or 8, this Plan shall continue in effect with respect to the class of a Fund for a period of one year from the date it takes effect with respect to such class and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4.

Section 6. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related agreement shall provide to the Board and the Board shall review at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

Section 7. This Plan may be terminated as to a class of a Fund at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding affected class of such Fund.

Section 8. Any agreement with any person relating to the implementation of this Plan shall be in writing, and shall provide:

A.

That such agreement may be terminated at any time with respect to a Class, without payment of any penalty, by vote of a majority of the Rule 12b-1 Trustees or by a vote of a majority of the outstanding Class Shares of the Fund on not more than 60 days written notice to any other party to the agreement; and

B.	That such agreement shall terminate automatically in the event of its assignment.

Section 9. This Plan may not be amended to increase materially the amount of distribution expenses of a Fund provided for in Section 2 hereof, unless such amendment is approved in the manner provided in Section 3 hereof. No material amendment to this Plan shall be made unless approved in the manner provided for approval of this Plan in Section 4 hereof.

DISTRIBUTION PLAN OF

NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 1, 2007

Amended March 10, 2021*

Section 10. The provisions of the Plan are severable for each class of shares of the Funds and any action required hereunder must be taken separately for each class covered hereby.